Exhibit 10.1

REDEMPTION AGREEMENT

This Redemption Agreement ("Agreement") effective as of April 30, 2010 (the "Effective Date") is entered into by and between Altairnano, Inc. ("Altair") and The Sherwin-Williams Company ("Sherwin-Williams") and AlSher Titania LLC ("AlSher"), (collectively the "Parties").

1.
Definitions. The definitions in this Agreement are consistent with those listed in the Definitive Agreement and the Limited Liability Company Agreement of AlSher Titania LLC effective as of April 24, 2007.

2.
Redemption and Transfer of Membership Interests. Upon the terms and subject to the conditions set forth in the Definitive Agreement, simultaneously with the execution and delivery of this Agreement, Altair hereby withdraws as a member and transfers, conveys and delivers to AlSher which hereby acquires and accepts, free and clear of all liens, claims, security interest, pledges, charges and other encumbrances, Altair's membership interest in AlSher in accordance with Del. Code Ann. tit. 6, § 18- 702(e).

3.
Consent. Altair consents to the full redemption of its Interest (including, without limitation, all of Altair's Membership Units, Percentage Interest, and Management Rights) in AlSher.  Sherwin-Williams consents to Altair's withdrawal in accordance with Article XI section 3 (11.03) of the Limited Liability Company Agreement.

4.	Effects of Redemption. Effective upon execution of this agreement, and without any further action by AlSher or Sherwin-Williams (including Altair):

(a)	Altair shall no longer be a Member of AlSher or have any interest whatsoever;

(b)	Any Members appointed by Altair shall be deemed to have resigned from the Board;

(c)	Altair shall have no further right to designate any Member;

(d)	Neither Altair nor any Member designated by Altair shall be entitled to attend any AlSher meeting or receive any further information concerning AlSher;

(e)	Neither Altair nor any Member designated by Altair shall be entitled to any rights, privileges or obligations under or relating to the Limited Liability Company Agreement;

(f)
All provisions of the Limited Liability Company Agreement granting any rights to Altair or imposing any obligations upon Altair in any respect shall be deleted and deemed to be void and of no further force or effect.

The Sherwin-Williams Company	AlSher Titania LLC
By and on behalf of its below Members

Signed: /s/ Max H. Lewis	The Sherwin-Williams Company

Printed Name: Max H. Lewis	Signed: /s/ Tom Seitz

Title: Vice President – Global Innovation	Printed Name: Tom Seitz

Title: Managing Member

Altairnano, Inc.	Altairnano, Inc.

Signed: /s/ Terry M. Copeland	Signed: /s/ Terry M. Copeland

Printed Name: Terry M. Copeland	Printed Name: Terry M. Copeland

Title: President and CEO	Title: Managing Member